Exhibit 10.3

Execution Version

GUARANTY

THIS GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of December 27, 2024, by and among EQT Corporation, a Pennsylvania corporation (the “Guarantor”), in favor of Royal Bank of Canada, as Administrative Agent (the “Administrative Agent”), for the benefit of the Lenders under the Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WITNESSETH

WHEREAS, EQM Midstream Partners, LP, a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), and the Administrative Agent are parties to that certain Credit Agreement dated as of the date hereof (as may be otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrower;

WHEREAS, it is a condition precedent to the Credit Agreement, that the Guarantor execute and deliver this Guaranty, whereby the Guarantor shall guarantee the payment when due of all Obligations, including, without limitation, all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents to which it is a party, subject to the terms and conditions of this Guaranty (including, without limitation, the limitations set forth in Section 2 below); and

WHEREAS, in consideration of its interests in the Borrower and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to make the Loans and the other financial accommodations to the Borrower as described in the Credit Agreement, the Guarantor is willing to guarantee the Obligations, subject to the terms and conditions of this Guaranty (including, without limitation, the limitations set forth in Section 2 below).

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Representations, Warranties and Covenants. The Guarantor represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty that:

(a)         It (i) is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all corporate powers and all material Authorizations required to carry on its business as now conducted.

(b)         The execution, delivery and performance of this Guaranty and its obligations hereunder (a) are within the corporate powers of the Guarantor, have been duly authorized by all necessary corporate action, and (b) require no action by or in respect of, or filing with, any Governmental Authority (except such as has been obtained), do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or any of its Subsidiaries, or result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

(c)         This Guaranty constitutes a valid and binding agreement of the Guarantor, and constitutes a valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

SECTION 2.        The Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Credit Agreement, and (ii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon the failure by the Borrower to pay punctually any such Guaranteed Obligations when due, subject to any applicable grace or notice and cure period, the Guarantor agrees that it shall forthwith on demand pay such due and unpaid Guaranteed Obligations at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be. The Guarantor hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection. It is understood and agreed that any payment of any Guaranteed Obligations by the Borrower, any other guarantor of the Guaranteed Obligations or any other Person shall not reduce the amount payable by the Guarantor hereunder prior to the payment in full in cash of the Guaranteed Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) and the termination or expiration of the Commitments under the Credit Agreement.

The Guarantor hereby irrevocably and unconditionally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lenders immediately on demand against any cost, loss or liability they incur as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Guarantor under this Guaranty on the date when it would have been due (but so that the amount payable by the Guarantor under this indemnity will not exceed the amount which it would have had to pay under this Guaranty (after taking into account the limitations set forth in the preceding paragraph) if the amount claimed had been recoverable on the basis of a guaranty).

SECTION 3.        Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)         any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii)         any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

(iii)         any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv)        any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower (subject to the changes in ownership described in Section 2 above) or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(v)         the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)        the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(vii)       the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(viii)       the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(ix)         any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.

SECTION 4.        Continuing Guarantee; Discharge Only Upon Termination of this Guaranty; Reinstatement In Certain Circumstances. The Guarantor’s obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until termination of this Guaranty pursuant to Section 24, at which time the guarantees made hereunder shall automatically terminate. If at any time any payment of any Guaranteed Obligation (including a payment effected through exercise of a right of set off) is rescinded, or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Lender in its discretion), the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 5.        General Waivers; Additional Waivers.

(a)         General Waivers. The Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

(b)         Additional Waivers. Notwithstanding anything herein to the contrary, the Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i)         any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii)         (1) notice of acceptance hereof; (2) notice of any Loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor’s right to make inquiry of the Administrative Agent and Lenders to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase the Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to the Guarantor hereunder or under any Loan Document) and demands to which the Guarantor might otherwise be entitled;

(iii)         its right, if any, to require the Administrative Agent and the other Lenders to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Lenders has or may have against, the Borrower or any third party, or against any collateral provided by the Borrower or any third party; and the Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that such Guaranteed Obligations shall have been paid in full in cash) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof;

(iv)         (a) any rights to assert against the Administrative Agent and the other Lenders any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against the Borrower or any other party liable to the Administrative Agent and the other Lenders; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense the Guarantor has to performance hereunder, and any right the Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the other Lenders’ rights or remedies against the Borrower; (2) the alteration by the Administrative Agent and the other Lenders of the Guaranteed Obligations; (3) any discharge of the Borrower’s obligations to the Administrative Agent and the other Lenders by operation of law as a result of the Administrative Agent’s and the other Lenders’ intervention or omission; or (4) the acceptance by the Administrative Agent and the other Lenders of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor’s liability hereunder; and

(v)         any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Lenders; or (b) any election by the Administrative Agent and the other Lenders under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantor.

(c)         Defenses. Notwithstanding anything contained herein to the contrary, the Guarantor is specifically reserving the right to assert defenses available to the Borrower to the payment of any of the Guaranteed Obligations, other than defenses arising from the bankruptcy or insolvency of the Borrower and other defenses expressly waived in Sections 3 and 5 of this Guaranty.

SECTION 6.        Subordination of Subrogation. Until termination of this Guaranty pursuant to Section 24, the Guarantor (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which any of the Lenders or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until the termination of this Guaranty pursuant to Section 24, the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Administrative Agent to secure the payment of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Lenders or the Administrative Agent. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to the termination of this Guaranty pursuant to Section 24, the Guarantor hereby expressly and irrevocably subordinates any and all such rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Guaranteed Obligations until termination of this Guaranty pursuant to Section 24. The Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Lenders and their respective permitted successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6.

SECTION 7.        [Reserved].

SECTION 8.        Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by the Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of the Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which the Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 9.        Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement or any other Loan Document to which it is a party is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any such other Loan Document upon such insolvency, bankruptcy or reorganization shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent.

SECTION 10.       Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 9.01 of the Credit Agreement and shall be delivered to the following address or telecopy number of such party or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 9.01 of the Credit Agreement:

(a)         if to the Administrative Agent, to it at the address or telecopy number for the Administrative Agent set forth in Section 10.02 of the Credit Agreement; and

(b)         if to the Guarantor, to it at 625 Liberty Avenue, Suite 1700 Pittsburgh, PA 15222 ATTN: Treasurer.

SECTION 11.       No Waivers. No failure or delay by the Administrative Agent or any other Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.        Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns; provided, that the Guarantor shall not have any right to assign its rights or obligations hereunder without the consent of the Administrative Agent, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and assigns.

SECTION 13.       Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Administrative Agent.

SECTION 14.       Governing Law; Jurisdiction; Venue.

(a)         THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)         The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Guaranty, any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.

(c)         The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         The Administrative Agent irrevocably consents to service of process in the manner provided for notices in Section 10 of this Guaranty, and the Guarantor irrevocably consents to service of process in writing and delivered by hand or overnight courier service, mailed by certified or registered mail to the registered agent and the registered office of the Guarantor as set forth in the Guarantor’s Certificate of Incorporation, as amended, restated, supplemented or otherwise modified from time to time and as filed with the Oklahoma Secretary of State at the time of such notice, or such replacement registered agent or replacement address as the Guarantor may hereafter specify for such purpose in accordance with Section 10 of this Guaranty. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

(e)         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY TO THIS GUARANTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS GUARANTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 15.       WAIVER OF JURY TRIAL. EACH PARTY TO THIS GUARANTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY TO THIS GUARANTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THIS GUARANTY HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 16.        No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 17.       Taxes, Expenses of Enforcement, Etc.

(a)         Taxes. Section 3.01 of the Credit Agreement shall be applicable, mutatis mutandis, to all payments made by the Guarantor under this Guaranty.

(b)         Expenses of Enforcement, Etc. Section 10.04 of the Credit Agreement shall be applicable, mutatis mutandis, to all payments made by the Guarantor under this Guaranty.

SECTION 18.       [Reserved].

SECTION 19.       Financial Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither Administrative Agent nor any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

SECTION 20.       Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 21.       Merger. This Guaranty represents the final agreement of the Guarantor and the Administrative Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Lender or the Administrative Agent.

SECTION 22.       Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 23.       Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Guarantor hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal and reasonable banking procedures, the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by any Lender (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Lender (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender (including the Administrative Agent), as the case may be, in the Specified Currency, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender (including the Administrative Agent), as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Lender (including the Administrative Agent), as the case may be, in the Specified Currency and (b) amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such other Lender under the Credit Agreement, such Lender (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to the Guarantor.

SECTION 24.       Termination. This Guaranty and the obligations and guarantees of the Guarantor under this Guaranty shall automatically terminate (i) upon the repayment of all Loans and other Obligations (other than contingent indemnity obligations for which no claim has been made) or (ii) in accordance with Section l0.24 of the Credit Agreement.

SECTION 25.       Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Remainder of Page Intentionally Blank.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

EQT Corporation

By:	/s/ Jeremy T. Knop
Name: Jeremy T. Knop
Title: Chief Financial Officer

Signature Page to Guaranty

Acknowledged and Agreed to:

Royal Bank of Canada, as Administrative Agent

By:	/s/ Sean Ekanayaka
Name: Sean Ekanayaka
Title: Deal Manager